Exhibit 8.2

[VAN CAMPEN & PARTNERS N.V. LETTERHEAD]

Mobileye N.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 97775

Israel

July 28, 2014

Ladies and Gentlemen:

We have acted as special counsel to Mobileye N.V., a Dutch limited liability company (the “Company”), with respect to certain matters of Netherlands tax law in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 8,325,000 ordinary shares, par value EUR 0.01 per share, of the Company (“Ordinary Shares”) to be issued and sold by the Company to certain underwriters and (ii) up to 23,587,500 Ordinary Shares which may be sold by certain shareholders of the Company to the Underwriters, pursuant to Registration Statement on Form F-1 (File No. 333-196898) filed by the Company under the Securities Act (such registration statement, as amended at the time it becomes effective, including the information deemed to be a part of the registration statement pursuant to Rules 430A, 430B or 430C of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act, the “Registration Statement”).

We also have advised as to certain matters of Netherlands law in connection with the preparation of the preliminary prospectus (the “Preliminary Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement, including the form of Preliminary Prospectus included as a part thereof. In addition, we reviewed such questions of Dutch tax law as we considered appropriate. We have not independently verified any factual matter.

In connection with rendering the opinions set forth below, we have assumed (i) that all information contained in all documents reviewed by us is true and correct; (ii) that all signatures on all documents examined by us are genuine; (iii) that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (v) that the Company is recognized as resident in Israel for Israeli tax purposes and subject to Israeli corporate taxation as of the date of this opinion.

Our opinion is based upon the relevant provisions of the Dutch Corporate Income Tax Act 1969, the Dutch Income Tax Act 2001, the Dutch Dividend Tax Act 1965, the Dutch VAT Act 1968, the Gift and Inheritance Tax Act 1956, and the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

Our opinion is not binding upon the Dutch tax authorities (the “DTA”) or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the DTA or rejected by a court.

Based on and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, and subject to the limitations set forth in the Preliminary Prospectus, the statements of law or legal conclusions in the Preliminary Prospectus under the heading “Material Dutch Tax Considerations” constitute the opinion of Van Campen & Partners N.V. as to the material Dutch tax consequences to holders (as defined therein) of the acquisition, ownership and disposition of the Ordinary Shares.

This opinion is limited to the matters of Dutch tax law set forth in the Preliminary Prospectus, and we express no opinion with respect to any other local or foreign tax issues, consequences or matters related to the acquisition, ownership and disposition of the Ordinary Shares.

This opinion:

(a)	speaks as of the date stated above; and

(b)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement or the Preliminary Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Van Campen & Partners N.V.

By	/s/ Marc J.L. van Campen	By	/s/ Maurits J. Tausk
Marc J.L. van Campen, Director		Maurits J. Tausk, Director

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